UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     December 12, 2005

DSL.net, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32264	06-1510312
(Commission File Number)	(IRS Employer Identification No.)

545 Long Wharf Drive, 5th Floor
New Haven, CT	06511
(Address of Principal Executive Offices)	(Zip Code)

(203) 772-1000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

3.01(a)

On December 12, 2005, DSL.net, Inc. (the “Company”) received a written notice from the American Stock Exchange (“Amex”) advising that Amex intended to proceed with the filing of an application with the Securities and Exchange Commission (the “SEC”), pursuant to Section 1009(a) of the Amex Company Guide, to strike the Company’s common stock from listing on Amex later this month. The Company will not appeal Amex’ determination and therefore expects Amex to file an application on or about December 21, 2005 with the SEC to delist the Company’s common stock from Amex. If a market maker applies to quote the Company’s common stock on the OTC Bulletin Board service (the “OTCBB”) and the application is cleared, the Company expects its common stock to be quoted on the OTCBB upon delisting from Amex.

In correspondence, Amex advised the Company that it had determined that the Company is not in compliance with Section 1003(f)(v) of the Amex Company Guide, due to the low selling price of the Company’s common stock, and requested that the Company effect a reverse stock split within a reasonable period of time in order to address the low selling price issue raised by Amex under Section 1003(f)(v) of the Amex Company Guide. The Company’s Board of Directors has considered Amex’ request and has determined not to effect a reverse stock split at this time, and the Company has notified Amex of this decision. The Company’s Board of Directors has also considered Amex’ decision to initiate delisting of the Company’s common stock from Amex and has determined not to appeal Amex’ determination. Among others, the factors considered by the Board of Directors in making the foregoing decisions included the significant cost and time involved in effecting a reverse stock split, the possibility that a reverse stock split may not in fact cure the Company’s low selling price, the costs and burdens of compliance with Amex’ listed company regulations and the likelihood that the Company will not be able to maintain compliance with one or more of Amex’ quantitative maintenance standards in the short-term.

Under Amex’ December 12, 2005 notice letter, the Company has until December 20, 2005 to file a notice of appeal requesting a hearing on Amex’ determination. As noted above, the Company will not appeal this determination, and, based on information provided by Amex to the Company, the Company anticipates that Amex will submit an application to the SEC seeking to strike the Company’s common stock from listing on Amex in accordance with Section 12 of the Securities Exchange Act of 1934 and the rules promulgated thereunder on or about December 21, 2005. The Company believes its common stock is eligible to be quoted on the OTCBB following delisting from Amex, if one or more market makers establish a market for such securities on such service in accordance with applicable rules and regulations. While the Company intends to encourage market makers to file an application to sponsor quotation of the Company’s common stock on the OTCBB, there is no guarantee that a market maker will be cleared for such sponsorship and/or establish a market in the Company’s common stock. The Amex staff has informally notified the Company that it intends to work with the Company to accomplish an orderly transition to the OTCBB should the Company’s common stock be eligible to be quoted on such service.

A copy of the Company’s press release, dated December 15, 2005, with respect to the subject of this Current Report on Form 8-K is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Exhibit
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSL.NET, INC.

Date: December 15, 2005
By: /s/ Marc R. Esterman
Name: Marc R. Esterman
Title: V.P. - Corporate Affairs, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated December 15, 2005.